UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2021 (March 11, 2021)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
40, avenue Monterey
L-2163 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices including zip code)
+352 2469 7900
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	ASPS	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying
with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In response to the anticipated continued impact to Altisource Portfolio Solutions S.A.’s (“Altisource” or the “Company”) revenue and cash flow from government and servicers measures to assist borrowers in response to the COVID-19 pandemic, Altisource’s Chairman and Chief Executive Officer voluntarily agreed to forgo 40% of his base salary effective March 1, 2021 and continuing through no later than December 31, 2021. In addition, he voluntarily waived on a permanent basis his housing allowance, effective March 1, 2021, and the use of one company leased vehicle effective June 1, 2021.
In addition, the base salary of Altisource’s Chief Financial Officer and certain other CEO direct reports was reduced by 15% on a temporary basis effective March 1, 2021 and continuing through no later than December 31, 2021.
The changes in compensation will not impact the calculation of incentive or termination payments to such individuals, as may be applicable. In addition, if any such individual is terminated by the Company other than for cause or the equivalent applicable standard, the Company will pay to such individual an amount equal to the forgone base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2021

Altisource Portfolio Solutions S.A.

By:	/s/ Gregory J. Ritts
Name:	Gregory J. Ritts
Title:	Chief Legal and Compliance Officer